Exhibit 5.1

May 27, 2011
Centene Corporation
7700 Forsyth Boulevard
St. Louis, Missouri 63105
Ladies and Gentlemen:
We have acted as counsel to Centene Corporation (the “Company”) in connection with the Company’s filing of a Registration Statement on Form S-3 (No. 333-174164) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) on May 13, 2011, including the Prospectus dated May 13, 2011, as supplemented by the Prospectus Supplement dated May 17, 2011 (as so supplemented, the “Prospectus”) relating to (i) the sale by the Company and the purchase by the underwriters referred to therein (the “Underwriters”) of $250,000,000 principal amount of the Company’s 5.75% Senior Notes due 2017 (the “Notes”), issued under an Indenture, dated as of May 27, 2011 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).
In connection herewith, we have examined and relied without independent investigation as to matters of fact upon:
(1) a copy of the Certificate of Incorporation, as amended, of the Company, as certified by the Delaware Secretary of State;
(2) the Bylaws of the Company, as certified by an officer of the Company;
(3) the Registration Statement;
(4) the Indenture;
(5) the form of the Notes;
(6) the Prospectus; and
(7) the Underwriting Agreement, dated May 17, 2011, among the Company, Barclays Capital, Inc. and Wells Fargo Securities, LLC, as representatives of the Underwriters (the “Purchase Agreement”).
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Centene Corporation
May 27, 2011

We have also examined and relied without independent investigation as to matters of fact upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed. In our examination of the foregoing, we have assumed, other than with respect to the Company, the genuineness of all signatures and the legal competence and capacity of natural persons, and we have assumed the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies.
Based upon the foregoing and in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein and the effectiveness of the Registration Statement under the Act, we are of the opinion that the Notes have been duly authorized for issuance and upon due issuance and delivery of the Notes and upon payment of the consideration therefor provided for in the Underwriting Agreement, the Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:
     (a) Our opinions herein reflect only the application of (i) applicable New York State law (excluding the securities and blue sky laws of such State, as to which we express no opinion), (ii) the federal laws of the United States (excluding the federal securities laws, as to which we express no opinion), (iii) to the extent required by the foregoing opinions, the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing). The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency. We do not render any opinions except as set forth above.
     (b) Our opinions contained herein may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing; (iv) requirements that a claim with respect to the Notes denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (v) governmental authority to limit, delay, or prohibit the making of payments outside the United States or in foreign or composite currency.

Centene Corporation
May 27, 2011

     (c) Our opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities, that: (i) limit or affect the enforcement or provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence or reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating, or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be enforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.
     (d) We express no opinion as to the enforceability of any rights to indemnification or contribution provided for in the Indenture which are violative of public policy underlying any law, rule, or regulation (including any federal or state securities law, rule or regulation) or the legality of such rights. We express no opinion as to the enforceability of (1) any provision of the Indenture purporting or attempting to (A) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue, (B) confer subject matter jurisdiction on a court not having independent grounds therefor, (C) modify or waive the requirements for effective service of process for any action that may be brought, (D) waive the right of the Company or any other person to a trial by jury, (E) provide that remedies are cumulative or that decisions by a party are conclusive or (F) modify or waive the rights to notice, legal defenses, statutes of limitations or other benefits that cannot be waived under applicable law or (2) choice of law or any provision of the Indenture relating thereto.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K, to be incorporated by reference into the Registration Statement, and to the use of our name under the caption “Legal Matters” in the Prospectus. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Notes. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,
/s/ Bryan Cave LLP